Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 23rd day of September, 2021.

SVF II BG (DE) LLC

By:	/s/ Ian McLean
Name:	Ian McLean
Title:	Director

SVF II Holdings (DE) LLC

By:	/s/ Ian McLean
Name:	Ian Mclean
Title:	Director

SVF II Aggregator (Jersey) L.P.

By:	/s/ Brian Wheeler
Name:	Brian Wheeler
Title:	General Counsel

SoftBank Vision Fund II-2 L.P.
By: SB Global Advisers Limited, its Manager

By:	/s/ Spencer Collins
Name:	Spencer Collins
Title:	Director

SB Global Advisers Limited

By:	/s/ Spencer Collins
Name:	Spencer Collins
Title:	Director